UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013 (June 7, 2013)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1-LA/547960.2

Explanatory Note

On April 1, 2013, Gastar Exploration Ltd. (the “Company”) and Gastar Exploration USA, Inc. (“Gastar USA”) filed a current report on Form 8-K announcing that Gastar USA entered into a definitive agreements to (i) acquire proved reserves and undeveloped leasehold interests in Kingfisher and Canadian counties, Oklahoma from Chesapeake Energy Corporation (“Chesapeake”), (ii) repurchase approximately 6.8 million common shares of the Company owned by Chesapeake and (iii) settle all litigation with Chesapeake, for a total of $85.0 million. As reported in a Current Report on Form 8-K filed on June 12, 2013 (the “Original 8-K”), these transactions were consummated on June 7, 2013. This Current Report on Form 8-K/A amends and restates Item 9.01 of the Original 8-K in its entirety to provide the information required by Item 9.01 of Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Item 9.01(a) of the Original 8-K is hereby amended and restated in its entirety as follows:

The audited statement of revenues and direct operating expenses of the assets acquired from Chesapeake Exploration, L.L.C. and Larchmont Resources, L.L.C. for the year ended December 31, 2012, together with the report of BDO USA, LLP with respect thereto, are included as Exhibit 99.1 to this Amendment No. 1 and are incorporated herein by reference.

(d) Exhibits.

The following is a list of exhibits furnished as part of this Form 8-K.

Exhibit No.        Description of Document

23.1	Consent of BDO USA, LLP.

99.1	Statement of Revenues and Direct Operating Expenses of the Chesapeake Assets.

99.2	Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT LIST

Exhibit No.        Description of Document

23.1	Consent of BDO USA, LLP.

99.1	Statement of Revenues and Direct Operating Expenses of the Chesapeake Assets.

99.2	Unaudited Pro Forma Financial Information.